Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 5, 1997 included in Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in or made part of this Registration Statement.


                                        /s/ Arthur Andersen LLP


                                        Boston, Massachusetts
                                        February 10, 1998